                                                                   Exhibit 10.59

                                   CONTRACT
                        BETWEEN THE STATE OF TENNESSEE
                         DEPARTEMENT OF HUMAN SERVICES
                                      AND
                        TIER TECHNOLOGIES INCORPORATED

This Contract, by and between the State of Tennessee, Department of Human Services, hereinafter referred to as the "State", and Tier Technologies Incorporated, hereinafter referred to as the "Contractor", is for the provision of the implementation and operation of the Tennessee Child Support Centralized Collection Lockbox/Payment Identification Unit as further defined in the "SCOPE OF SERVICES".

The Contractor is a for-profit corporation. The Contractor's address is:

1350 Treat Blvd.; Suite 250
Walnut Creek, CA  94596

The Contractor's place of incorporation or organization is California.

A.   SCOPE OF SERVICES:
     -----------------

A.1. Pursuant to this Contract, the Contractor will implement and operate the Tennessee Child Support Centralized Collection Lockbox/Payment Identification Unit. This service will include, but not be limited to, implementation, operation, management, reporting, and training related to the implementation and operation of the Centralized Collection Unit as mandated by the requirements of the Personal Responsibility and Work Opportunity Reconciliation Act of 1996 (PRWORA). The detail of the scope of these services is provided in Appendix A, RFP Number ###-##-####, RFP Attachments, and all documents referenced in Section E.3 below.

B.   CONTRACT TERM.
     -------------

B.1. Contract Term. This Contract shall be effective for the period commencing
     -------------
     May 27, 1999 and ending on September 30, 2002. The State shall have no obligation for services by the Contractor which are not performed within the specified period.

B.2. Term Extension.
     --------------

     a. The State reserves the unilateral right to extend this Contract, in increments of one (1) year each, for an additional two (2) years, provided that the State notifies the Contractor in writing of its intention to do so at least ninety (90) days prior to the contract expiration date. An extension of the term of this Contract will be effected through an amendment to the Contract. If the extension of the Contract necessitates additional funding beyond that which was included in the original contract, the increase in the State's maximum liability will also be effected through an amendment to the Contract and shall be based upon rates provided for in the original contract and proposal.
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     b.   The Compensation for Years 4 and 5 shall be determined as follows:

          i) The percent increases between Years 1 and 2 and Years 2 and 3 shall be averaged to arrive at a Percentage Adjustment.

          ii) This Percentage Adjustment shall be applied to Year 3 to arrive at the Year 4 rate of compensation; and to Year 4 to arrive at the Year 5 rate of compensation. Contractor is obligated to perform services in Year 4 and 5 at this rate, but the State may extend the Contract based upon a lower rate.

B.3. Services Begin Date. The Contractor's obligations regarding preparation to
     -------------------
     provide the services requested herein begin on the effective date stated in paragraph B.1 above. However, the Contractor will not begin providing the services until October 1,m 1999, or later, at the State's discretion. Compensation to the Contractor for all preparatory work is included in the Fixed and Transaction Fees as proposed in the Contractor's Cost Proposal, with such compensation to begin no earlier than October 1, 1999, in accordance with the terms and provisions of Section C of this Contract.

C.   PAYMENT TERMS AND CONDITIONS:
     ----------------------------

C.1. Maximum Liability. In no event shall the maximum liability of the State
     -----------------
     under this Contract exceed THIRTEEN MILLION, ONE HUNDRED FORTY-FOUR THOUSAND, SIX HUNDRED EIGHT DOLLARS ($13,144,608.00) The Unit Rates in Section C.3. shall constitute the entire compensation due the Contractor for the Service and all of the Contractor's obligations hereunder regardless of the difficulty, materials or equipment required. The Unit Rates include, but are not limited to, all applicable taxes, fees overheads, travel expenses, profit, and all other direct and indirect costs incurred or to be incurred by the Contractor.

C.2  Compensation Firm. The Unit Rates in Section C.3. are the maximum
     -----------------
     liability of the State under this Contract are firm for the duration of the Contract and are not subject to increase for any reason unless amended.

C.3. Lockbox/Payment Identification Transaction Fee Payment Methodology. The
     ------------------------------------------------------------------
     Contractor shall be compensated based on the Unit Rates in a total amount not to exceed the Contract Maximum Liability established in section C.1. The Contractor shall be compensated based upon the following Unit Rates:

     LOCKBOX/PAYMENT IDENTIFICATION TRANSACTION FEES:

     VOLUME LEVEL                  YEAR 1         YEAR 2         YEAR 3
     ------------                  ------         ------         ------
     Regular (0-3,400,000)         1.302          1.359          1.425
                ---------
     High (More than 3,400,000)    1.272          1.329          1.395
                     ---------

     Contract Year 1 shall run from the Services Begin Date, described in paragraph B.3, above, through the day preceding the anniversary date of the Services Begin Date. Each subsequent year shall begin on the anniversary date of the Services Begin Date. In any given year the Contractor shall be compensated at the Regular Transaction Fee until such time as the Contractor has processed more than 3,400,000 transactions, at which point the High fee will apply for all
     ---------
     transactions above this threshold that are processed during the remainder of that year. At the beginning of each year of the Contract, on the anniversary of the Services Begin Date, the transaction count will be reset to zero, and the Contractor will once again be compensated at the Regular Transaction Fee.

     The Contractor will submit invoices for transactions processed, in form and substance acceptable to the State with all of the necessary supporting documentation, prior to any payment. Such invoices shall, at a minimum, include the numbers and types of transactions processed and the total amount due the Contractor for the period invoiced. Transaction invoices shall be submitted no more other than monthly.

C.4. Travel Compensation. The Contractor shall not be compensated or reimbursed
     -------------------
     for travel, meals, or lodging. All travel expenses or costs incurred by the Contractor shall be borne by the Contractor since all such costs are included in compensation.

C.5. Payment of Invoice. The payment of the invoice by the State shall not
     ------------------
     prejudice the State's right to object to or question any invoice or matter in relation thereto. Such payment by the State shall neither be construed as acceptance or any part of the work or service provided nor as an approval of any of the amounts invoiced therein.

C.6. Invoice Reductions. The Contractor's invoice shall be subject to reduction
     ------------------
     for amounts included in any invoice or payment theretofore made which are determined by the State, on the basis of audits conducted in accordance with the terms of this Contract, not to constitute proper remuneration for compensable services.

C.7. Deductions. The State reserves the right to deduct from amounts which are
     ----------
     or shall become due and payable to the Contractor under this or any Contract between the Contractor and the State of Tennessee any amounts which are or shall become due and payable to the State of Tennessee by the Contractor.

C.8. Automatic Deposits. The Contractor shall complete and sign an
     ------------------
     "Authorization Agreement for Automatic Deposits (ACH Credits) Form." This form shall be provided to the Contractor by the State. Once this form has been completed and submitted to the State by the Contractor, all payments to the Contractor, under this or any other contract the Contractor has with the State of Tennessee shall be made by Automatic Clearing House (ACH). The Contractor shall not invoice the State for services until the Contractor has completed this form and submitted it to the State.

C.9. Federal Access. The United States Department of Health and Human
     --------------
     Services, the Office of Child Support Enforcement, the Comptroller General of the United States, or any of their duly authorized representatives, shall have access to any of the Contractor's documents, papers, and records which are directly pertinent to the TCSES Centralized Collection project for the purpose of making audit, examination, excerpts, and transcriptions. The Contractor must cooperate with all reviews and supply copies of any requested materials.

D.   STANDARD TERMS AND CONDITIONS.

D.1. Required Approvals. The State is not bound by this Contract until it is
     ------------------
     approved by the appropriate State officials in accordance with applicable State laws and regulations and by the appropriate Federal officials in
                                ---
     order to obtain enhanced Federal Financial Participation for PRWORA Reform initiative work performed pursuant to this Contract.

D.2. Modification and Amendment. This Contract may be modified only by a
     --------------------------
     written amendment executed by all parties hereto and approved by the appropriate State officials in accordance with applicable State laws and regulations.

D.3. Subcontracting. The Contractor shall not assign this Contract or enter
     --------------
     into a subcontract for any of the services performed under this Contract, without obtaining the prior written approval of the State. If such subcontracts are approved by the State, they shall contain, at a minimum, sections of this Contract pertaining to Conflicts of Interest and Nondiscrimination (Sections D.4 and D.5).

D.4. Conflicts of Interest. The Contractor warrants that no part of the total
     ---------------------
     Contract Amount shall be paid directly or indirectly to an employee or official of the State of Tennessee as wages, compensation, or gifts in exchange for acting as an officer, agent, employee, subcontractor, or consultant to the Contractor in connection with any work contemplated or performed relative to this Contract.

D.5. Nondiscrimination. The Contractor hereby agrees, warrants, and assures
     -----------------
     that no person shall be excluded from participation in, be denied benefits of, or be otherwise subjected to discrimination in the performance of this Contract or in the employment practices of the Contractor on the grounds of handicap and/or disability, age, race, color, religion, sex, national origin, or any other classification protected by Federal, Tennessee State constitutional, or statutory law. The Contractor shall, upon request show proof of such nondiscrimination and shall post in conspicuous places, available to all employees and applicants, notices of nondiscrimination.

D.6. Records. The Contractor shall maintain documentation for all charges
     -------
     against the State under this Contract. The books, records, and documents of the Contractor, insofar as they relate to work performed or money received under this Contract, shall be maintained for a period of three (3) full years from the date of the final payment and shall be subject to audit at any reasonable time and upon reasonable notice by the State, the Comptroller of the Treasury, or their duly appointed representatives. The financial statements shall be prepared in accordance with generally accepted accounting principles.

D.7. Monitoring. The Contractor's activities conducted and records maintained
     ----------
     pursuant to this Contract shall be subject to monitoring and evaluation by the State, the Comptroller of the Treasury, or their appointed representatives.

D.8. Progress Reports. The Contractor shall submit brief, periodic, progress
     ----------------
     reports to the State as requested.

D.9. Strict Performance. Failure by any party to this Contract to insist in
     ------------------
     any one or more
      cases upon the strict performance of any of the terms, covenants, conditions, or provision of this Contract shall not be construed as a waiver or relinquishment of any such term, covenant, condition, or provision. No term or condition of this Contract shall be held to be waived, modified, or deleted except by a written amendment signed by the parties hereto.

D.10. Independent Contractor. The parties hereto, in the performances of this
      ----------------------
      Contract, shall not act as employees, partners, joint venturers, or associates of one another. It is expressly acknowledged by the parties hereto that such parties are independent contracting entities and that nothing in this Contract shall be construed to create an employer/employee relationship or to allow either to exercise control or direction over the manner or method by which the other transacts its business affairs or provides its usual services. The employees or agents of one party shall not be deemed or construed to be the employees or agents of the other party for any purpose whatsoever.

      The Contractor, being an independent contractor and not an employee of the State, agrees to carry adequate public liability and other appropriate forms of insurance, including adequate public liability and other appropriate forms of insurance on the Contractor's employees, and to pay all applicable taxes incident to this Contract.

D.11. State Liability. The State shall have no liability except as specifically
      ---------------
      provided in this Contract.

D.12. Hold Harmless. The Contractor agrees to indemnify and hold harmless the
      -------------
      State of Tennessee as well as its officers, agents, and employees from and against any and all claims, liabilities, losses, and causes of action which may arise, accrue, or result to any person, firm, corporation, or other entity which may be injured or damaged as a result of acts, omissions, bad faith, negligence, or willful misconduct on the part of the Contractor, its employees, or any person acting for or on its or their behalf relating to this Contract. The Contractor further agrees it shall be liable for the reasonable cost of attorneys for the State in the event such service is necessitated to enforce the terms of this Contract or otherwise enforce the obligations of the Contractor to the State.

      In the event any such suit or claim, the Contractor shall give the State immediate notice thereof and shall provide all assistance required the State in the State's defense. The State shall give the Contractor written notice of any such claim or suit, and the Contractor shall have full right and obligation to conduct the Contractor's own defense thereof. Nothing contained herein shall be deemed to accord to the Contractor, through its attorney(s), the right to represent the State of Tennessee in any legal matter, such rights being governed by TENNESSEE CODE ANNOTATED, Section 8-6-106.

D.13. State and Federal Compliance. The Contractor shall comply with all
      ----------------------------
      applicable State and Federal laws and regulations in the performance of this Contract.

D.14. Governing Law. This Contract shall be governed by and construed in
      -------------
      accordance with the laws of the State of Tennessee. The Contractor agrees that it will be subject to the exclusive jurisdiction of the courts of the State of Tennessee and the courts of the United States which are located within the State of Tennessee in actions that might arise under this Contract. The Contractor acknowledges and agrees that any rights or claims against the State of Tennessee or its employees hereunder, and any remedies arising therefrom, shall be subject to and limited to those rights and remedies, if any, available under TENNESSEE CODE ANNOTATED, Sections 9-8-101 through 9-8-407.

D.15. Completeness. This Contract is complete and contains the entire
      ------------
      understanding between the parties relating to the subject matter contained herein, including all the terms and conditions of the parties' agreement. This Contract supersedes any and all prior understandings, representations, negotiations, and agreements between the parties relating hereto, whether written or oral.

D.16. Severability. If any terms or conditions of this Contract are held to be
      ------------
      invalid or unenforceable as a matter law, the other terms and conditions hereof shall not be affected thereby and shall remain in full force and effect. To this end, the terms and conditions of this Contract are declared severable.

D.17. Headings. Section headings of this Contract are for reference purposes
      --------
      only and shall not be construed as a part of this Contract.

E.    SPECIAL TERMS AND CONDITIONS.
      ----------------------------

E.1.  Conflicting Terms and Conditions. Should any of these special terms and
      --------------------------------
      conditions conflict with any other terms and conditions of this Contract, these special terms and conditions shall control.

E.2.  Communications and Contacts. All instructions, notices, consents,
      ---------------------------
      demands, or other communications required or contemplated by this Contract shall be in writing and shall be made by facsimile transmission, by overnight courier service, or by first class mail, postage prepaid, addressed to respective party at the appropriate facsimile number or address as set forth below or to such other party, facsimile number, or
                                 --
      address as may be hereafter specified by written notice.

      The State Project Director:
           Richard L. Paige
           Department of Human Services
           Citizens Plaza Building, 6/th/ Floor
           400 Deaderick Street
           Nashville, TN 37248-3400
           Phone: (615) 313-5348
           Fax: (615) 532-2713

      The Contractor:
           Catherine S. Bayse, State and Local Government Project Executive Tier Technologies, Inc./Service Design Associates
           342 Massachusetts Ave., Ste. 100
           Indianapolis, IN 46204
           Phone: (317) 955-1620
           Fax: (317) 955-8584

      Copy to: James R. Weaver, President, Government Services Unit

          Tier Technologies, Inc.
          1350 Treat Blvd., Suite 250
          Walnut Creek, CA 94596
          Phone: (925) 937-3950 ext. 772
          Fax: (925) 937-3752

     All instructions, notices, consents, demands, or other communications shall be considered effectively given as of the day of delivery; as of the date specified for overnight courier service delivery; as of three (3) business days after the date of mailing; or on the day the facsimile transmission is received mechanically by the telefax machine at the receiving location and receipt is verbally confirmed by the sender if prior to 4:30 p.m. CST. Any communication by facsimile transmission shall also be sent by United States mail on the same date of the facsimile transmission.

E.3. Incorporation of Additional Documents. Included in this Contract by
     -------------------------------------
     reference are the following documents:

     a.   The Contract document and its attachments

     b.   The Request for Proposals, associated amendments, and Attachments

     c.   All Clarifications and addenda made to the Contractor's proposal

     d.   The Contractor's Proposal

     In the event of a discrepancy or ambiguity regarding the Contractor's duties, responsibilities, and performance under this Contract, these documents shall govern in order of precedence detailed above.

E.4. Ownership.
     ---------

     a. The State shall have all ownership right, title, and interest, including ownership of copyright, in all materials, including application software and modifications thereof and associated documentation, created, designed, and/or developed for the State under this Contract, and running on State-owned hardware (known collectively as "Work Products"). The State shall have royalty-free, non-exclusive, and unlimited rights to use, disclose, reproduce, and/or publish for any purpose whatsoever, all said Work Products. The Contractor shall furnish the Work Products upon request of the State, in accordance with the Contract and applicable State law. Work Products shall become property of the State upon termination or expiration of the Contract.

     b. As referenced in 45 CFR 307.30(c), the Department of Health and Human Services reserves a royalty-free, non-exclusive and irrevocable license to reproduce, publish or otherwise use, and to authorize others for use for Federal government purposes software, software modifications, and documentation developed pursuant to this Contract. This license would permit the Department of Health and Human Services to authorize the use of software, software modifications, and documentation developed pursuant to this Contract in another project or activity funded by the Federal government.

     c. The Contractor will be responsible for purchasing, obtaining, installing, and programming necessary automation hardware (personal computers, printers, modems and other peripherals) and software to inquire upon and update information in the current State computer system (TCSES) as required by the State. This hardware and software is known collectively as "Inquiry/Update Products". The software defined as Inquiry/Update Products is understood to run on Contractor-owned and maintained hardware, and is not to be confused with the Work Products mentioned above, which run on State-owned hardware. The Contractor shall have and retain all ownership of the Inquiry/Update Products; such ownership shall survive the termination or expiration of the Contract.

     d.   Telecommunication lines will be provided and paid for by the State.

     e. The parties agree that the Contractor will use its proprietary payment processing software known as VIPRS in the performance of this Contract. Since the Contractor has licensed, created, designed and/or developed the VIPRS software, the State shall have no ownership rights, title, or interest in this software.

E.5. Confidentiality of Records. Strict standards of confidentiality of
     --------------------------
     records shall be maintained in accordance with the law. All material and information provided to the Contractor by the State or acquired by the Contractor on behalf of the State whether verbal, written, magnetic tape, cards or otherwise shall be regarded as confidential information in accordance with the provisions of State law and ethical standards and shall not be disclosed, and all necessary steps shall be taken by the Contractor to safeguard the confidentiality of such material or information in conformance with State law and ethical standards.

     The Contractor will be deemed to have satisfied its obligations under this section by exercising the same level of care to preserve the confidentiality of the State's information as the Contractor exercises to protect its own confidential information so long as such standard of care does not violate the applicable provisions of the first paragraph of this section.

     The Contractor's obligations under this section do not apply to information in the public domain; entering the public domain but not from a breach by the Contractor of this Contract; previously possessed by the Contractor without written obligations to the State to protect it; acquired by the Contractor without written restrictions against disclosure from a third party which, to the Contractor's knowledge, is free to disclose the information independently developed by the Contractor without the use of the State's information; or, disclosed by the State to others without restrictions against disclosure.

     It is expressly understood and agreed that the obligations set forth in this section shall survive the expiration or termination of this Contract.

E.6. Commercial Advertisement. The Contractor shall not refer to this Contract
     ------------------------
     or the Contractor's relationship with the State hereunder in commercial advertising in such a manner as to state or imply that the firm or its services are endorsed or preferred by the State of Tennessee.

E.7. Copyrights and Patents. The Contractor agrees to indemnify and hold
     ----------------------
     harmless the

      State of Tennessee as well as its officers, agents, and employees from and against any and all claims or suits which may be brought against the State for infringement of any laws regarding patents or copyrights which may arise from the Contractor's or the State's performance of this Contract. In any such action brought against the State, the Contractor shall satisfy and indemnify the State for the amount of any final judgment for infringement. The Contractor further agrees it shall be liable for the reasonable fees of attorneys for the State in the event such service is necessitated to enforce the terms of this Contract or otherwise enforce the obligations of the Contractor to the State. The State shall give the Contractor written notice of any such claim or suit and full right and opportunity to conduct the Contractor's own defense thereof.

E.8.  Subject to Funds Availability. This Contract is subject to the
      -----------------------------
      appropriation and availability of State and/or Federal funds. In the event that the funds are not appropriate or are otherwise unavailable, the State reserves the right to terminate the Contract upon written notice to the Contractor. Upon receipt of the written notice, the Contractor shall cease all work associated with the Contract on or before the effective termination date specified. Should an event occur, the Contractor shall be entitled to compensation for all satisfactory and authorized services completed as of the effective termination date.

E.9.  State Furnished Equipment. The Contractor shall be responsible for the
      -------------------------
      correct use, maintenance, and protection of all equipment furnished by the State for the Contractor's temporary use under this Contract. Upon expiration or termination of this Contract, all equipment furnished shall be returned to the State in good order and condition as when received, reasonable use and wear thereof excepted. Should the equipment be destroyed, lost or stolen, the Contractor shall be responsible to the State for the residual value of the equipment at the time of the loss.

E.10. Additional Conflict of Interest Provision. The Contractor covenants that
      -----------------------------------------
      it presently has no interest and shall not acquire any interest, direct or indirect, which would conflict in any manner or degree with the performance of its services hereunder. The Contractor further covenants that in the performance of the Contract no person having any such known interests shall be employed.

E.11. Workpapers Subject to Review. The Contractor shall make all audit,
      ----------------------------
      accounting, or financial analysis workpapers, notes, and other documentation available for review by the Comptroller of the Treasury or his representatives, upon request, during normal working hours either while the analysis is in progress or subsequent to the completion of this Contract.

E.12. Personnel-Related Provisions.
      ----------------------------

      a. The State reserves the right to evaluate all personnel proposed to perform services under this Contract. The Contractor shall provide, at the State's request and in a timely fashion, resumes, contact references, and/or any other supporting documentation necessary to allow the State to evaluate the individuals' questions.

      b. The Contractor agrees to remove and replace at the Contractor's expense, personnel reasonably judged by the State as not making substantial contributions to the tasks to which the Contractor personnel are assigned. The Contractor agrees not to charge the State for service performed which the State designates as being unacceptable.

      c. No redeployment of any of the Core Team personnel (Lockbox Manager, key staff and/or supervisory staff) may be made by the Contractor without prior written consent of the State. Replacement of such personnel, if approved, shall be with personnel of equal ability and qualifications. If approval of replacement is given, no amendment of the Contract will be required to effect this change.

      d. The Contractor shall not solicit State employees in State facilities or during State work hours for the purpose of employment.

      e. No official or employee of the State and no other public official of the State of Tennessee who exercises any functions or responsibilities in the review or approval of the undertaking or carrying out of this Contract shall, prior to the completion of this Contract, voluntarily acquire any personal interest, direct or indirect, in this Contract.

      f. The Contractor may not use individuals for the project who are employees of any State agency.

E.13. Disclaimer Regarding Accuracy of Historical Data and Estimated Volume
      ---------------------------------------------------------------------
      Information. All historical data and estimated future volume information
      -----------
      (collectively "data") contained herein and in all documents referenced herein, including amendments hereto, are provided solely for information purposes and, if Contractor intends to rely on said data, the Contractor must satisfy for themselves the accuracy of the data. The State makes no representations regarding the accuracy of said data. The State will not be held liable for any direct, indirect, or any other damages whatsoever, of any description or amount, including reduced revenues or lost profits, sustained by the Contractor that may result from inaccuracies in, or the Contractor's reliance upon, said data.

E.14. Year 2000 Compliance. All software created, modified, and/or delivered pursuant to this Contract shall be fully "Year 2000 Compliant" in accordance with the Department of Finance and Administration's Standards and Guidelines memo, Subject: "Year 2000 Compliance Standard For Dates and Applications", as referenced in RFP Number ###-##-####. With regards to modifications, if any, to existing State software, the Contractor will only have to guarantee Year 2000 compliance pursuant to this section to the actual modifications made by the Contractor.

E.15. Remedies. The State may seek remedies for breach and/or at its sole
      --------
      option, terminate the contract in accordance with the following provisions:

      a. The Contractor shall be deemed to have breached the Contract if any of the following occur:

          i) failure to perform in accordance with any material term or provision of the Contract;

          ii) partial performance of any material term or provision of the Contract;

          iii) any material act prohibited or restricted by the Contract.

          For the purpose of this Contract, items i. through iii. shall hereinafter be referred to as "Breach".

     b. In the event of a Breach by the Contractor, the State shall have available the following remedies as described further herein:

          i)   actual damages and any other remedy available at law or equity;

          ii)  liquidated damages;

          iii) partial default; and/or

          iv)  termination of the Contract.

     c. Notwithstanding any provision herein to the contrary, in the event the Breach in any way, whether directly or indirectly, either

          i) interferes with the custodial parent's ability to receive his or her payments in a timely manner; or

          ii) impairs the ability of a caseworker to provide timely service to his or her clients. then the following shall be applicable:

               a) the Contractor shall commit all resources needed to effect the cure in the shortest possible amount of time, which resources include, but are not limited to, personnel, overtime, services, materials, equipment, software, and hardware;

               b) failure to cure as described in E.15.c.ii.a above may be cause for termination as described herein.

     d.   Actual Damages. In the event that the State sustains any claims,
          --------------
          damages, system performance-related costs, losses, suits, or costs, including attorneys' fees (collectively, "Damages") as a result of the Breach, the State may, as its sole option:

          i)   permanently withhold payments to recover such Damages; and/or

          ii) pursue, in the courts of Tennessee, just compensation from the Contractor for such Damages

     e.   Liquidated Damages.
          ------------------

          i) In the event of a Breach by the Contractor described in Appendix B, the State may withhold as liquidated damages the amounts designated in Appendix B from any amounts owed to the Contract.

          ii) The State shall notify the Contractor in writing of the Breach and the amounts to be withheld as liquidated damages.

          iii) The parties agree that due to the complicated nature of the Contractor's obligations under this Contract it would be difficult to specifically designate a monetary amount for a Breach by the contractor designated in Appendix B, as said amounts are likely to be uncertain and not easily proven. The Contractor hereby represents and covenants that it has carefully reviewed the liquidated damages contained in Appendix B and agrees that said amounts are the liquidated damages resulting from negotiation between the parties.

          iv) It is hereby agreed between the parties that the liquidated damages represent solely the damages and injuries sustained by the State in losing the benefit of the bargain with the Contractor and do not include:

               a) any injury or damage sustained by a third party, and the Contractor agrees that the liquidated damage amount is in addition to any amount the Contractor may owe the State pursuant to the indemnity provision contained herein or otherwise; and

               b) the State shall permanently retain all liquidated damages before availing itself of any other remedy.

          v) The State is not obligated to assess liquidated damages before availing itself of any other remedy.

          vi) The State may choose to discontinue liquidated damages and avail itself of any other remedy available under this contract or at law or equity; provided, however, the Contractor shall receive a credit for said liquidated damages previously withheld except in the event of a Partial Default.

     f.   Partial Default.
          ---------------

          i) In the event of a Breach by the Contractor, the State may declare a Partial Default. A Partial Default may be declared only after failure by Contractor to cure a Breach within twenty (20) calendar days after written notice by the State.

          ii) If the Contractor fails to cure the Breach within the time period described herein, then the State may declare a Partial Default and provide written notice to the contractor of the following:

               a) the date upon which the Contractor shall terminate providing the service(s) associated with the Breach; and

               b) the date the State will begin to provide the service associated with the Breach.

                    The State may revise the time periods contained in the notice upon written notice to the Contractor.

          iii) In the event the State declares a Partial Default, the State may withhold from the amounts due the Contractor the greater of:

               a) amounts which would be paid the Contractor to provide the defaulted services required herein; or

               b) the cost to the State of providing the defaulted service, whether said service is provided by the State or a third party, together with any other damages associated with the Breach.

          iv) To determine the amount the Contractor is being paid for any particular service, the State shall review all documentation required of the Contractor. The Contractor of the Department of Human Services (DHS) or her designee shall make the final and binding determination of said amount.

          v) The State may assess liquidated damages against the Contractor for any failure to perform which ultimately results in a Partial Default, with said liquidated damages to cease when said Partial Default is effective.

          vi) Upon Partial Default, the Contractor shall have no right to recover from the State any actual, general, special, incidental, consequential, or any other damages whatsoever of any description or amount.

          vii) The Contractor agrees to cooperate fully with the State in the event a Partial Default is taken.

     g.   Partial Takeover in Case of Partial Default.
          -------------------------------------------

          i) The State may exercise a partial takeover of any service which the Contractor is found to be in Partial Default.

          ii) The Contractor shall be given at least thirty (30) calendar days prior written notice of said Partial Takeover, with said notice to specify the areas of service the State will assume and the date of assumption.

          iii) Any Partial Takeover by the State shall not alter in any way the Contractor's other obligations under this Contract.

          iv) The State may withhold from amounts due the Contractor the amount the Contractor would have been paid to deliver the services as determined by the State. The amount due the Contractor shall be so reduced as of the date the State assumes the service.

          v) Upon Partial Takeover, the Contractor shall have no right to recover from the State any actual, general, special, incidental, consequential, or any other damages whatsoever of any description or amount.

          vi) In the event of a termination, the Contractor shall be liable to the State for any and all Damages incurred by the State including but not limited to all expenses incurred by the State to implement the Centralized Collection Unit project which exceed the amount the State would have paid the Contractor under this Contract.

          vi) In the event the State sustains Damages upon termination, the State may withhold any amounts which may be due the Contractor, for any claims, damages, system performance-related costs, losses, suits, or costs (including attorney's fees) without waiver of any other remedy or damages available to the State at law or at equity.

     h.   General Termination Provision.
          -----------------------------

          i) Prior to Termination, Contractor shall be given written notice and twenty (20) calendar days to cure.

          ii) If Breach is not cured, the Contractor shall be notified of the termination in writing signed by the Commissioner of DHS. Said notice shall hereinafter be referred to as Termination Notice.

          iii) As reasonably necessary to permit an orderly transition of services to another provider, the Termination Notice may specify either that the termination is to be effective immediately, on a date certain in the future, or that the Contractor shall cease operations under this Contract in stages.

          iv) The Contractor agrees to cooperate with the State in the event of a termination, Partial Default or Partial Takeover.

          v) If the State terminates the Contract for Breach, the State reserves the right to obtain the equipment, software, supplies, and/or services to be provided pursuant to the contract from other sources and upon such terms and in such manner as the State deems appropriate and charge the Contractor for any additional costs incurred thereby.

     i.   Termination for Convenience.
          ---------------------------

          i) The State may terminate this Contract without cause for any reason. Said termination shall not be deemed a Breach of Contract by the State. The State shall give the Contractor thirty (30) calendar days written notice prior to termination of this Contract.

          ii) Upon such termination, the Contractor shall have no right to any actual, general, special, incidental, consequential, or any other damages whatsoever of any description or amount, except that the State shall pay for all services rendered and deemed acceptable by the State and not yet invoiced to the State as of the date of termination, subject to reductions for any remedies invoked by the State.

      j.  Termination for Bankruptcy or Insolvency. Upon filing of any
          ----------------------------------------
          bankruptcy or insolvency proceeding by or against the Contractor, whether voluntary or involuntary, or upon the appointment of a receiver, trustee, or assignee for the benefit of creditors, the Contractor must notify the State CCU Project Director immediately. Upon learning of actions herein identified, the State reserves the right to terminate the contract or to affirm the contact and hold the Contractor liable for Damages, if any. The state shall not be liable for any penalties or costs resulting from such a termination.

      k.  Deliverable Incorporation. Upon State acceptance of any deliverable,
          -------------------------
          the deliverable becomes part of the contract, and a failure to carry out activities described in the deliverable, shall, at the State's discretion, be considered Breach of Contract.

E.16. Alternate Sources of Similar Services Allowed. In the event of Contract
      ---------------------------------------------
      termination, the Contractor shall not limit the State's ability to procure the same or similar services from sources that were formerly subcontractors to the Contractor pursuant to this agreement.

E.17. Termination and Transfer of Title. Upon termination, the Contractor
      ---------------------------------
      shall transfer title to the State (to the extent that title has not already been transferred) and deliver in the manner, at the times, and to the extent directed by the State all software developed or modified, files, data, manuals, or other documentation, in any form, that are complete or under development pursuant to the terms of the Contract at the time of the Contractor's receipt of the Notice of Termination, regardless of the status of completion.

E.18. Performance/Management Reports.
      ------------------------------

      a. The Contractor shall deliver the reports described in Attachment 9.15 to the RFP.

      b. The State retains the flexibility, until detail design final sign-off, to define Performance or Management report formats, develop additional reports, and identify or modify the frequency of all reports issued by the Contractor, at no additional cost to the State. At the State's discretion, any report shall be delivered in either data file or formatted-for-printing format.

E.19. Contract Services Transitions. Upon expiration or termination of this
      -----------------------------
      Contract for whatever reason, the Contractor shall assist the State to insure an orderly transfer of responsibility and/or continuity of those services required under the terms of the Contract to an organization designated by the State, if requested in writing.

      a. The Contractor shall deliver, FOB destination, all records, documentation, reports, data, hard copy and electronic files, recommendations, etc., which were required to be produced under the terms of the Contract to the State and/or to the State's designee promptly and with due diligence after receipt of the written request.

      b. The Contractor shall agree to continue providing any part or all of the services in accordance with the terms and conditions of the Contract for a period not to exceed ninety (90) calendar days after the expiration or termination of the Contract for a price not to exceed those prices set forth in the Contract.

      c. The Contractor shall discontinue providing the service or accepting new assignments under the terms of this Contract, on the date specified by the State, in order to insure the completion of such service prior to the expiration or termination of the Contract.

E.20. Minimum Notice of Periodic Maintenance. The Contractor shall provide a
      --------------------------------------
      minimum of two business days prior notice to the State in the event of periodic scheduled maintenance by the Contractor.

E.21. Title IV-D and Non IV-D Confidentiality. The Contractor shall ensure
      ---------------------------------------
      that all Title IV-D and non IV-D payment information and documentation will be maintained and used solely for child support enforcement purposes and safeguarded as provided in 45 CFR 303.21, and all other Federal and State laws and regulations pertaining to confidentiality. Such information will be provided to the Tennessee Department of Human Services upon request.

E.22. Client Information Confidentiality. The Contractor shall assure that any
      ----------------------------------
      information provided by the State relative to clients is used only for the administration of this contract, or in any investigation, prosecution, or criminal or civil proceeding, conducted pursuant to this contract.

E.23. Data Base and System Access Restricted. The Contractor agrees not to
      --------------------------------------
      access any data base or system maintained by the State, or which is accessible to the Contractor pursuant to this contract due to arrangements made by the State with other agencies, or entities, for any purpose not directly related to the performance under this Contract.

E.24. Contractor's Full Responsibility for Its Personnel. The Contractor shall
      --------------------------------------------------
      ensure that all personnel necessary to carry out the terms, conditions, and obligations of this contract shall be the responsibility of the Contractor. The Contractor shall hire, fire, train, and supervise such professional, paraprofessional and support personnel necessary to carry out the terms of this contract. Neither the Contractor nor any of its staff shall be considered employees of the State of Tennessee.

E.25. Contractor Data Collection Cooperation. The Contractor shall cooperate
      --------------------------------------
      fully with the data collection and evaluation activities carried out by the State in connection with the services performed under this contract.

E.26. Monthly Problem Reports. The Contractor shall provide a report, to be
      -----------------------
      defined by the State, of significant events, problems, progress and statistics relative to payments and services.

E.27. Operations Turnover Plan. The Contractor shall submit to the State, for
      ------------------------
      its approval, six months prior to contract termination, a turnover plan that provides for an orderly and controller transition to either the State or a successor Contractor. This plan shall include, at a minimum, the following:

     a. List of all job titles and responsibilities and the number of individuals in each title;

     b. A detailed plan for the turnover of payment information including the sequence of events, time frames, and, if necessary, a reasonable transport plan for case files and all documentation related thereto;

     c. A commitment to maintain performance measures that are consistent with the requirements of the contract;

     d. All other information requested by the State that the State, in its sole discretion, believes is necessary to effectuate a smooth turnover to the successor Contractor.

IN WITNESS WHEREOF:

TIER TECHNOLOGIES, INCORPORATED

                 /s/ James R. Weaver                         DATE  6/9/99
------------------------------------------------------            -------
JAMES R. WEAVER, PRESIDENT; GOVERNMENT SERVICES UNIT


DEPARTMENT OF HUMAN SERVICES:

                 /s/ Natasha K. Metcalf                      DATE  6-15-99
------------------------------------------------------            --------
NATASHA K. METCALF, COMMISSIONER


APPROVED:


DEPARTMENT OF FINANCE AND ADMINISTRATION

                 /s/ John D. Ferguson                        DATE  6-25-99
------------------------------------------------------            --------
JOHN D. FERGUSON, COMMISSIONER


COMPTROLLER OF THE TREASURY

                 /s/ John G. Morgan                          DATE  6/28/99
------------------------------------------------------            --------
JOHN G. MORGAN, COMPTROLLER OF THE TREASURY